_____________________________________________________________________________




                       ______________________________

               AP-ANAHEIM LLC, a California limited liability company AP-ARLINGTON LLC, a California limited liability company AP-ATLANTIC LLC, a California limited liability company AP-CITYVIEW LLC, a California limited liability company AP-FARRELL RAMON LLC, a California limited liability company AP-PALMDALE LLC, a California limited liability company AP-REDLANDS LLC, a California limited liability company AP-VICTORIA LLC, a California limited liability company AP-VICTORVILLE LLC, a Delaware limited liability company AP-SIERRA LLC, a California limited liability company as Borrower


                                     and


                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                  as Lender

                                 ___________

                                 $70,000,000

                         REVOLVING CREDIT AGREEMENT

                         Dated as of August 28, 1997




_____________________________________________________________________________

                              TABLE OF CONTENTS

ARTICLE I. DEFINITIONS:  CONSTRUCTION
     Section 1.01   Definitions. . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II. AMOUNT AND TERMS OF THE LOANS
     Section 2.01   The Loans  . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE III.   FEES
     Section 3.01   Fees . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE IV.   CONDITIONS PRECEDENT
     Section 4.01   Conditions Precedent to Closing. . . . . . . . . . . . .5
     Section 4.02   Conditions Precedent to Loans. . . . . . . . . . . . . .6

ARTICLE V.  COLLATERAL VALUE AND RELEASES OF COLLATERAL
     Section 5.01   Determinations of Collateral Value by Lender . . . . . 10
     Section 5.02   Recalculations of Collateral Value at Borrower's Request10
     Section 5.03   Release of Collateral. . . . . . . . . . . . . . . . . 11
     Section 5.04   Calculations of Collateral Value and LTV Ratio . . . . 11

ARTICLE VI.    REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 6.01   Representations and Warranties . . . . . . . . . . . . 11
     Section 6.02   Financial Reports. . . . . . . . . . . . . . . . . . . 19
     Section 6.03   Litigation . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE VII.   EVENTS OF DEFAULT
     Section 7.01   Events of Default. . . . . . . . . . . . . . . . . . . 20

ARTICLE VIII. MISCELLANEOUS
     Section 8.01   Notices. . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 8.02   Performance by Lender. . . . . . . . . . . . . . . . . 20
     Section 8.03   No Oral Change . . . . . . . . . . . . . . . . . . . . 21
     Section 8.04   No Waiver: Remedies Cumulative . . . . . . . . . . . . 21
     Section 8.05   Fees and Expenses. . . . . . . . . . . . . . . . . . . 21
     Section 8.06   Indemnification. . . . . . . . . . . . . . . . . . . . 22
     Section 8.07   Benefits of Agreement. . . . . . . . . . . . . . . . . 22
     Section 8.08   Participations . . . . . . . . . . . . . . . . . . . . 22
     Section 8.09   Assignments. . . . . . . . . . . . . . . . . . . . . . 23
     Section 8.10   Governing Law. . . . . . . . . . . . . . . . . . . . . 23
     Section 8.11   Counterparts . . . . . . . . . . . . . . . . . . . . . 24
     Section 8.12   Waiver of Counterclaim, Etc. . . . . . . . . . . . . . 24
     Section 8.13   Severable Provisions . . . . . . . . . . . . . . . . . 24
     Section 8 14   Right of Setoff. . . . . . . . . . . . . . . . . . . . 24
     Section 8.15   Confidentiality. . . . . . . . . . . . . . . . . . . . 25
     Section 8.16   Exhibits Incorporated. . . . . . . . . . . . . . . . . 25
     Section 8.17   Sole Discretion of Lender. . . . . . . . . . . . . . . 25
     Section 8.18   Waiver of Notice . . . . . . . . . . . . . . . . . . . 25
     Section 8.19   Remedies of Borrower . . . . . . . . . . . . . . . . . 25
     Section 8.20   Waiver of Statute of Limitations . . . . . . . . . . . 25
     Section 8.21   Application of Default Rate Not a Waiver . . . . . . . 25
     Section 8.22   No Joint Venture or Partnership. . . . . . . . . . . . 25
     Section 8.23   Time of the Essence. . . . . . . . . . . . . . . . . . 26
     Section 8.24   Publicity. . . . . . . . . . . . . . . . . . . . . . . 26
     Section 8.25   Securitization . . . . . . . . . . . . . . . . . . . . 26
     Section 8.26   Offsets, Counterclaims and Defenses. . . . . . . . . . 26
     Section 8.27   Headings; Construction of Documents; etc.. . . . . . . 26
     Section 8.28   Joint and Several. . . . . . . . . . . . . . . . . . . 27

EXHIBITS

Exhibit A-1    -    Form of Borrowing Request
Exhibit A-2    -    Form of Preliminary Borrowing Request
Exhibit B      -    Form of Mortgage
Exhibit C      -    Form of Secured Promissory Note
Exhibit D      -    Form of Assignment of Leases and Rents and Security
                    Deposits

     REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of August __, 1997 between the various limited liability companies who are signatories to this Agreement (said limited liability companies, together with any New Borrower (as defined below) who hereafter becomes a signatory to this Agreement, are hereinafter collectively referred to as the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation ("Lender").

                            W I T N E S S E T H:

     WHEREAS, in order to purchase existing commercial properties, Borrower desires to borrow from Lender, on a secured revolving credit basis, loans in an aggregate principal sum outstanding from time to time not exceeding Seventy Million Dollars ($70,000.000.00); and

     WHEREAS, Lender is willing to make loans (individually, a "Loan", and collectively, the "Loans") to Borrower on such basis for such purposes, subject to the terms and conditions hereof.

     NOW THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree follows:


                    ARTICLE I.  DEFINITIONS; CONSTRUCTION

     Section 1.01   Definitions.

          (a) Defined terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Mortgages.

          (b) As used herein and in the Note, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined).

          (c) As used herein with respect to a specific Subject Property, the term "Borrower" shall mean the owner of the fee or leasehold interest in that Subject Property.

          "Agreement" means this Revolving Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

          "Borrowing" means a borrowing under this Agreement consisting of Loans made to Borrower by Lender pursuant to Section 2.01 of this Agreement.

          "Borrowing Date" with respect to a particular Borrowing shall mean the Business Day, identified by the Borrower in the related Borrowing Request, as the date on which the Borrower requests that Lender make Loans.

          "Borrowing Request" means a Borrowing Request in the form of Exhibit A-1.

          "Closing Date" means the date hereof.

          "Collateral" shall mean collectively, the real property and improvements thereon secured by the Mortgages together with any additional collateral pledged to Lender in accordance with Section 5.01 hereof.

          "Collateral Value" means the aggregate value assigned by Lender to the Collateral as of any date of determination, which value shall be calculated in accordance with Lender's standard underwriting practices.

          "Commitment" means the obligation of Lender to make Loans to Borrower pursuant to Section 2.01 in an aggregate amount not to exceed $70,000,000 at any one time outstanding.

          "Commitment Period" means the period commencing with the Closing Date and ending on the Expiration Date, unless otherwise extended by Lender in writing or unless otherwise terminated pursuant to the terms hereof.

          "Expiration Date" means September 1, 2000.

          "Guarantor" means Donald G. Abbey.

          "Initial Loans" shall mean the Loan to be made on the Closing Date in the original principal amount of $48,400,000.

          "Lender" shall have the meaning set forth in the preamble hereof, which term shall include, as applicable, any other office of Lender designated by it from time to time for the purpose of making or maintaining any Loans hereunder.

          "Lien" means any interest in property, real or personal, tangible or intangible, securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting such property.

          "Loan(s)" is defined in the preamble to this Agreement.

          "LTV Ratio" shall have the meaning set forth in Section 5.01 hereof.

          "Maturity Date" means, with respect to each Loan, the Expiration
Date.

          "Mortgage(s)" shall mean each mortgage, deed of trust, deed to secure debt, security agreement, assignment of rents and fixture filings, each substantially in the form of Exhibit B, and as otherwise originally executed or as same may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental thereto granted by Borrower to Lender as security for the Note.

          "New Borrower" shall mean a new single purpose entity to be approved by Lender for the purpose of acquiring and holding a Subject Property, the acquisition of which will be financed by a subsequent Loan.

          "Note" means the Secured Promissory Note in the maximum principal amount of $70,000,000 in the form of Exhibit C, together with any amendments thereto or supplements thereof.

          "Participant" shall have the meaning set forth in Section 8.08.

          "Preliminary Borrowing Request" means a request by Borrower in the form of Exhibit A-2.

          "Subject Property" means the property, real or personal, tangible or intangible, which is, or which is proposed to be, subject to the Lien of each Mortgage.


                 ARTICLE II.  AMOUNT AND TERMS OF THE LOANS

     Section 2.01   The Loans.

          (a) Lender agrees, upon the terms and subject to the conditions and relying upon the representations, warranties and covenants hereinafter set forth, to make one or more Loans on a revolving credit basis, to Borrower up to the amount of the Commitment, provided, however, that notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event will Lender be obligated to re-advance more than $10,000,000 of Loan proceeds such that the aggregate principal amount of all Loans made hereunder (including such re-advances) shall in no event exceed $80,000,000 over the term of this Agreement. Borrower and Lender acknowledge and agree that on the Closing Date the Initial Loans in the aggregate principal amount of $48,400,000 will be made to Borrower subject to the satisfaction of all applicable terms and conditions hereinafter set forth.

          (b) Each Loan shall be in an aggregate amount of not less than One Million Dollars ($1,000,000.00), and in integral multiples of Fifty Thousand Dollars ($50,000.00); provided, however, that the aggregate amount of Loans at any time outstanding shall not exceed the lesser of (x) the amount of the Commitment or (y) 80% of the Collateral Value.

          (c)  In connection with each Loan to be made hereunder:

               (i) Borrower shall deliver a Preliminary Borrowing Request to Lender, accompanied by each of the instruments, documents and agreements set forth on Schedule I, together with such other information as Lender may reasonably request, and with respect to items 9 through 13 of said Schedule I, performed by Persons previously approved by Lender, as set forth on
Schedule II hereof, and engaged by Lender at the sole cost and expense of Borrower, except to the extent that any such instrument, document or agreement has been previously delivered to Lender;

               (ii) Lender shall approve, which approval may be granted or denied in Lender's sole and absolute discretion, or disapprove any such Preliminary Borrowing Request received by Lender from Borrower within ten
(10) Business Days of the receipt thereof; and

               (iii) In the event that Lender approves the Loan for which the Preliminary Borrowing Request relates, such Loan shall be made subject to the terms and conditions hereof, including, without limitation, Borrower delivering a Borrowing Request not less than three (3) Business Days prior to the proposed Borrowing Date, which Borrowing Request shall be irrevocable and must be received by Lender not later than 1:00 p.m. (New York City time), unless otherwise agreed to in writing by Lender. Subject to the terms and conditions hereof, Lender shall make the amount of funds evidencing the Loan requested available by wire transfer in accordance with the instructions set forth in the applicable Borrowing Request.

          (d) The Loans shall be evidenced by the Note, duly executed by Borrower, dated the Closing Date and payable to the order of Lender. Upon the closing of any Subsequent Loan, the Note shall be modified to provide for the assumption thereof on a joint and several basis by the applicable New Borrower. All Loans to Borrower pursuant to this Agreement and all payments of the principal of such Loans to Lender shall be recorded by Lender on the schedule attached to the Note and by specific reference made a part thereof. The amounts of principal indicated by said schedule as outstanding or accrued and unpaid, as the case may be, shall constitute rebuttable presumptive evidence of the principal outstanding and the accrued and unpaid interest on the Loans; provided, that any failure or error on the part of Lender in recording any Loan on such schedule shall not limit the obligation of Borrower to pay all principal of and interest accruing on the Loans.

     Section 3.01   Fees.

          (a) Borrower has previously paid to Lender a non-refundable arrangement fee in the amount of $25,000.00, which fee shall be credited towards the initial payment due under Section 3.01(b). below.

          (b) On each Borrowing Date, Borrower shall pay to Lender a loan fee equal to (i) the principal amount of each Loan to be made on such Borrowing Date, multiplied by (ii) 0.5%; provided, however, that Borrower shall have no further liability to pay any fee in connection with this
Section 3.01(b) after the aggregate amount of all fees paid under this
Section 3.01(b) shall exceed Three Hundred Fifty Thousand Dollars
($350,000.00).

          (c) All fees paid under this Section 3.01 shall be non-refundable. Each payment thereof and any other charges or amounts payable under this Agreement shall be paid by Borrower in accordance with Section 2.2 of the Note.


                      ARTICLE IV.  CONDITIONS PRECEDENT

     Section 4.01 Conditions Precedent to Closing. On the Closing Date, in addition to the other documents and instruments required by this Agreement, Borrower shall deliver the following documents to Lender, all of which shall be satisfactory in form and substance to Lender in its sole and absolute discretion:

          (a) Corporate Action. Certified copies of (i) the certificate and agreement of partnership of Borrower and the charter and bylaws of General Partner, and (ii) all partnership and corporate action, as applicable, taken by Borrower and General Partner approving the Loans and the Loan Documents, (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of General Partner, both in its individual capacity and as general partner of Borrower, adopted in respect of the transactions contemplated thereby).

          (b) Incumbency. A certificate of General Partner's officers stating (i) the Persons authorized to sign the Loan Documents on behalf of Borrower and General Partner, and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act on behalf of Borrower and General Partner for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby (and Lender may conclusively rely on such certificate until it receives notice in writing from Borrower and General Partner, signed by any of such officers, to the contrary).

          (c)  Officer's Certificate.  The conditions set forth in paragraphs
(a), (d) and (e) of Section 4.02 hereof shall be satisfied on and as of the Closing Date and Lender shall have received a certificate of Borrower certifying that such conditions have been satisfied.

          (d) Opinion of Counsel. An opinion of counsel to Borrower and General Partner in form and substance satisfactory to Lender.

          (e) Loan Documents. This Agreement, the Note and each of the other Loan Documents shall have been duly executed and delivered by the parties thereto.

          (f) Perfection of Security Interests. Evidence that all actions necessary or, in the opinion of Lender, desirable to perfect and protect the Liens and security interests created by the Loan Documents have been taken.

          (g) Fees and Expenses. Evidence (including, without limitation, payment instructions given by Borrower) that all fees and expenses payable to Lender, including without limitation, the fees and expenses referred to in each of Section 3.01 and Section 8.05, to the extent then due and payable, have been paid in full.

          (h) Other Documents. Such other documents relating to the transactions contemplated hereby as Lender may reasonably request.

     Section 4.02 Conditions Precedent to Loans. The obligation of Lender to make any Loan to Borrower upon the occasion of any proposed Borrowing hereunder is subject, in addition to the continued satisfaction of the conditions in Section 4.01 hereof, to the fulfillment of the following conditions, which, unless otherwise expressly stated below, shall be satisfied both immediately prior and after giving effect to such Borrowing and the application of the proceeds therefrom:

          (a) Borrowing Request. A Borrowing Request and Preliminary Borrowing Request, each executed and delivered on behalf of Borrower or the New Borrower, as the case may be, by a duly authorized officer thereof, shall have each been delivered to Lender and Lender shall have, in its sole and absolute discretion, approved the Loan requested in the Preliminary Borrowing Request and Borrowing Request.

          (b) Due Diligence and Loan Documents. Lender shall have completed its due diligence and underwriting of the proposed Loan and Subject Property, all of which shall be satisfactory in form and substance to Lender in its sole and absolute discretion. Lender shall have received, not less than fifteen (15) Business Days prior to the date of the proposed Borrowing (or, if a later delivery date is expressly set forth below, on or prior to such later date), each of the following documents, instruments and agreements, each of which shall be satisfactory in form and substance to Lender in its reasonable discretion:

               (i) Title Insurance. Policies of title insurance on forms of, and issued by, one or more title insurance companies satisfactory to Lender in its sole and absolute discretion (the "Title Companies"), showing fee simple title vested in the relevant Borrower with respect to, or, if applicable, showing the relevant Borrower's interest as a tenant under a ground lease of, the applicable Subject Property and insuring the first priority of the Liens created under the Mortgage thereon in an amount satisfactory to Lender in its sole and absolute discretion, subject only to such Liens as are acceptable to Lender, together with, as may be required by Lender, such reinsurance schedules, endorsements and agreements in respect of all then existing title insurance policies for such properties and the other Subject Properties in amounts and otherwise in form and substance satisfactory to Lender and executed by the Title Companies. Such policies shall also contain such endorsements and affirmative insurance provisions as Lender may reasonably require. In addition, Borrower shall have paid to the Title Companies (and shall have delivered to Lender evidence of such payment) all expenses of the Title Companies in connection with the issuance of such policies, reinsurance schedules, endorsements and agreements and an amount equal to the recording and stamp taxes (including, without limitation, mortgage recording taxes) payable in connection with recording the Mortgages in the appropriate county land offices.

               (ii) Searches. Copies of the UCC filing searches, tax lien searches, judgment searches and real estate tax searches and municipal department searches setting forth any and all building violations (if available) in each county where the applicable Subject Property is located (and in the case of UCC filing searches, in the office of the Secretary of State or other applicable State office of the State where such Subject Property is located), demonstrating as of a recent date the existence of no other financing statements, tax liens, judgments, building violations or delinquent real estate taxes, together with evidence that all fees payable in connection with any such searches have been paid.

               (iii) Survey. A survey of the applicable Subject Property, prepared by a land surveyor licensed or registered in the State in which such Subject Property is located and otherwise satisfactory to Lender, in compliance with the minimum standard detail requirements for land title surveys adopted by the American Land Title Association and American Congress on Surveying and Mapping, and certified to Lender, Borrower, the Title Companies and any other parties requested by Lender, as of a date not more than two months prior to the date of any Borrowing.

               (iv) Ground Leases. Certified copies of all ground leases affecting the applicable Subject Property, including all amendments and modifications thereto, and a ground lessor estoppel and consent reasonably satisfactory, in form and substance, to Lender.

               (v) Material Contractual Obligations. Certified copies of all documents, instruments or agreements constituting material Contractual Obligations relating to the applicable Subject Property, together with a certificate signed by Borrower stating that such documents, instruments and agreements reflect the only material Contractual Obligations relating to such property.

               (vi) Counsel Opinions. Such legal opinions (including an opinion of local counsel in the State in which such Subject Property is located) with respect to such matters as Lender shall request and otherwise in form and substance satisfactory to the Lender.

               (vii) Rent Roll. A rent roll for the applicable Subject Property, together with a certificate signed by Borrower stating that such rent roll is true, complete and correct and contains the aforesaid information required by such Mortgage.

               (viii) Leases. (a) Copies of all leases for the applicable Subject Property, together with a certificate signed by Borrower to the effect that each such copy is true, complete and correct and (b) an estoppel certificate from each tenant at the applicable Subject Property in form and substance satisfactory to Lender.

               (ix) Management Agreement. A management agreement for the applicable Subject Property in form and substance acceptable to Lender in its sole and absolute discretion.

               (x) Zoning Compliance, Etc. Evidence satisfactory to Lender that all improvements have been constructed and are being used and operated in compliance with (A) all applicable zoning, subdivision, environmental and other laws, orders, rules, regulations and requirements of all governmental or quasi-governmental authorities having jurisdiction with respect to the Subject Properties and (B) all building permits issued in respect of the Subject Properties and (if available) a copy of all certificates of occupancy for each such property.

               (xi) Contract of Sale. Copies of the contracts of sale executed in connection with the purchase of the applicable Subject Property.

               (xii) Title Updates. On or before the date of each Borrowing, Lender shall have received a notice of title continuation and an endorsement to each of the existing title insurance policies covering the Subject Properties insuring that since the later of (A) the Closing Date and
(B) the date on which such a notice of title continuation and endorsement shall have been last delivered to Lender pursuant to this paragraph (xii), there has been no change in the state of title or priority of Lender's Lien and no survey exceptions not theretofore approved by Lender, together with other evidence satisfactory to Lender in its sole and absolute discretion that no mechanics' liens or other Liens have been filed and remain filed with respect to the Subject Properties (other than Liens expressly permitted by the relevant Mortgages), which endorsement shall have the effect of (1) updating the date of the existing title insurance policies covering the Subject Properties to the date of such Borrowing and insuring that the priority of Lender's Lien is not subject to any intervening Liens arising between the date of the existing title policies and the date of such Borrowing, and (2) increasing the coverage of the existing title insurance policies by an amount equal to the Borrowing, if any, then being made.

               (xiii) Perfection of Security Interests. Evidence that all actions necessary or, in the opinion of Lender, desirable to perfect and protect the Liens created by the Loan Documents have been taken, including, without limitation, evidence that the Mortgage on the applicable Subject Property has been duly filed and recorded in the appropriate governmental offices and that the related UCC financing statements have been duly filed in the appropriate governmental offices.

               (xiv) Fees and Expenses. Evidence (including, without limitation, payment instructions given by Borrower) that all fees and expenses payable to Lender, including, without limitation, the fees and expenses referred to in Section 3.01 and Section 8.05 hereof, to the extent then due and payable, have been paid in full.

               (xv) Other Documents. Such other documents relating to the transactions contemplated hereby as Lender may reasonably request, including, without limitation, an assignment of leases and rents in substantially the form of Exhibit D attached hereto and a reaffirmation of guaranty executed by the Guarantor in form and substance satisfactory to Lender.

          (c) Loan Documents. On or before the date of each Borrowing, the Mortgages shall constitute valid first mortgage liens on the fee simple title to, or, if applicable, on the relevant Borrower's interest as a tenant under a ground lease of, the Subject Properties and which shall secure all of the Debt, subject only to such defects, Liens, encumbrances, assessments, security interests, restrictions, easements and other title exceptions as shall be acceptable to Lender or permitted by the express terms of the relevant Mortgage; and UCC-1 financing statements covering fixtures owned by the relevant Borrower and affixed to, or used in connection with each such property, in each case appropriately completed and duly executed and delivered to Lender for filing in the appropriate county and State offices shall have been filed to perfect Lender's Lien in the collateral described therein.

          (d) Default. No Event of Default or Default shall have occurred and be continuing and no Default will occur as the result of the consummation of any of the transactions contemplated by the Loan Documents.

          (e) Representations. The representations and warranties of Borrower and Guarantor included and incorporated by reference in this Agreement and each of the other Loan Documents shall be true, correct and complete on and as of the date of such Borrowing (or, for purposes of Section 4.01(c), on and as of the Closing Date) with the same force and effect as if made on and as of such date. On the date of funding of each Subsequent Loan, the applicable New Borrower shall execute a certification to Lender stating that all representations and warranties made by the Borrower in this Agreement are true and correct as they relate to the New Borrower.

          (f) Material Adverse Effect. Since the date of the most recent financial statements of Borrower or Guarantor delivered to Lender, nothing shall have occurred which would or could have a Material Adverse Effect on Borrower or Guarantor.

          (g) Recording Taxes. Borrower shall have paid all mortgage recording taxes payable (if any) in each jurisdiction in which the applicable Subject Property is located and shall have delivered to Lender any and all supplemental or additional mortgages, in form and substance satisfactory to Lender, as may be required by Lender. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in any Loan Document, Borrower acknowledge and agree that to the extent there is a payment of principal of the Loans which results in the aggregate outstanding principal amount of the Loans being less than the aggregate maximum principal amount of the Loans secured by any Jurisdictional Capped Mortgage(s) (whether or not such aggregate outstanding principal amount of the Loans was originally less than the aggregate maximum principal amount of the Loans secured by such Jurisdictional Capped Mortgage(s) prior to such payment), then (A) Borrower may thereafter be required to pay additional mortgage recording taxes in connection with any future Borrowing pursuant to this Agreement so that the Jurisdictional Capped Mortgages in existence at or prior to such Borrowing will secure, in accordance with applicable law, the amount of such Borrowing up to the aggregate maximum original principal amount secured by such Jurisdictional Capped Mortgage(s), and (B) if and to the extent that Lender determines in good faith that any such additional mortgage recording taxes are so due and payable in connection with any such future Borrowing and unless Borrower shall have presented to Lender evidence, satisfactory to Lender, that any such additional mortgage recording taxes are not so due and payable, Borrower shall pay such additional mortgage recording taxes to the appropriate governmental taxing authorities, and shall duly execute and deliver to Lender any and all supplemental or additional mortgages and consolidation agreements, as may be required by Lender in connection therewith. As used herein, "Jurisdictional Capped Mortgages" shall collectively mean, for each State, all of the Mortgage(s) now or hereafter covering Subject Properties located in such State which secure a maximum original principal amount of indebtedness which is less than the Commitment, whether for the purpose of limiting the debt secured by such Mortgages and any mortgage recording taxes payable in connection therewith or otherwise with approval of Lender; and the "aggregate maximum principal amount of the Loans secured by any such Jurisdictional Capped Mortgage(s)" shall mean, at any time, the aggregate maximum original principal amount of indebtedness secured by all of the Mortgages covering Subject Properties in such State at such time, as specified in such Mortgages.

          (h) Loan Amount. The aggregate amount of all Loans then outstanding, prior to and after giving effect to the making of the Loan on the Borrowing Date, does not exceed the lesser of (i) the amount of the Commitment or (ii) 80% of the Collateral Value.

Each Borrowing Request hereunder shall be deemed to constitute a certification by Borrower to the effect set forth in the above clauses of this Section 4.02 (as of the date of such notice and, unless Borrower otherwise notifies Lender prior to the date of such Borrowing, as of the date of such Borrowing, both immediately prior to and after giving effect to such Borrowing and the application of proceeds therefrom).


     ARTICLE V COLLATERAL VALUE AND RELEASES OF COLLATERAL

     Section 5.01 Determinations of Collateral Value by Lender.Lender shall have the right at any time to recalculate the Collateral Value. In the event that Lender determines at any time, whether pursuant to this Section 5.01 or
5.02 below, that the ratio of the aggregate outstanding principal balances of all Loans to the then current Collateral Value (the "LTV Ratio") exceeds eighty percent (80%), Borrower shall, within ten (10) days following Lender's demand therefor, either (a) pay down the principal balance of the Loans in an amount necessary to reduce the LTV Ratio to eighty percent (80%) or (b) deliver to Lender such additional collateral in form, type and amount satisfactory to Lender in its sole and absolute discretion, which additional collateral shall be subject to a first lien security interest in favor of Lender. In the event that Borrower elects to deliver additional collateral, Borrower shall also deliver such additional materials and assurances with respect thereto as Lender may request based upon the nature of the collateral. Upon Lender's receipt of a first lien security interest in such additional approved collateral, such additional collateral shall, so long as Lender continues to hold a first lien security interest therein, be included in all future calculations of Collateral Value.

     Section 5.02 Recalculations of Collateral Value at Borrower's Request. Borrower shall have the right to request that Lender recalculate the Collateral Value once in each calendar quarter during the term of this Agreement. In the event the recalculated Collateral Value results in an LTV Ratio in excess of eighty percent (80%), Borrower shall be prepay the Loans or deliver additional collateral to Lender in accordance with the requirements set forth in Section 5.01 above. In the event that the recalculated Collateral Value results in an LTV Ratio of less than eighty percent (80%), Borrower shall have the right, subject to the satisfaction of all applicable conditions set forth herein, to receive additional advances hereunder until the LTV Ratio reaches eighty percent (80%), but in no event shall the aggregate outstanding balance at any time exceed $70,000,000.

     Section 5.03 Release of Collateral.Provided there exists no Default or Event of Default hereunder (other than a Default or Event of Default which is non-monetary in nature and relates only to the property encumbered by the Mortgage to be reconveyed), Lender shall fully reconvey any Mortgage upon the request of the Borrower (but Lender shall not partially reconvey any Mortgage) provided that after giving effect to such reconveyance, (a) the LTV Ratio does not exceed eighty percent (80%) and (b) there shall exist no Default or Event of Default. As a condition to any such reconveyance, Borrower shall remit to Lender the release price calculated by Lender as necessary to achieve an eighty percent (80%) LTV Ratio after giving effect to the reconveyance of the Mortgage. As additional conditions to any such reconveyance, Borrower shall (i) at Borrower's sole cost and expense, deliver to Lender an endorsement to each title policy insuring the lien of a Mortgage that will remain in effect after such reconveyance, insuring Lender that such Mortgage will not lose any priority as a result of such reconveyance and (ii) pay all fees, costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with such reconveyance. In connection with a reconveyance of a particular Mortgage, Lender shall also, at Borrower's expense, release the related Assignment of Rents and UCC-1 in connection with that particular Mortgage as well as release the Borrower who owns the reconveyed mortgaged property from its obligations under the Note.

     Section 5.04 Calculations of Collateral Value and LTV Ratio.All calculations of Collateral Value and LTV Ratio shall be made by Lender in accordance with its customary underwriting standards and shall be deemed binding and conclusive upon Borrower.


           ARTICLE VI.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 6.01 Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loans hereunder, each entity which comprises Borrower hereby represents and warrants to Lender as of the date hereof or such other date as is set forth below:

          (a) Organization and Authority. Borrower (i) is a limited liability company, general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Borrower is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Borrower which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Power. Borrower and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party.

          (c) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which Borrower is a party, are within the powers of Borrower and have been duly authorized by Borrower and, if applicable, the General Partners, by all requisite action (and Borrower hereby represents that no approval or action of any limited partner or shareholder, as applicable, of Borrower is required to authorize any of the Loan Documents to which Borrower is a party) and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or bylaws, or operating agreement, or articles of organization, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Subject Property, or (ii) violate any provision of any indenture, agreement. mortgage, contract or other instrument to which Borrower or, if applicable, any General Partner is a party or by which any of their respective properties, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

          (d) Consent Neither Borrower nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the other Loan Documents which has not been so obtained or filed.

          (e) Interest Rate The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

          (f) Other Agreements. Borrower is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower or the Subject Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          (g)  Maintenance of Existence.

               (i) Each entity which comprises Borrower is familiar with all of the requirements of Lender to qualify as a special-purpose bankruptcy-remote entity, which requirements are set forth below in this paragraph (g) and in the Mortgages, and each Borrower and, if applicable, each General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

               (ii) Borrower and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

               (iii) All customary formalities regarding the partnership, or corporate, or company existence, as applicable, of Borrower, and if, applicable, each General Partner have been observed at all times since its formation and will continue to be observed.

               (iv) Borrower and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person. Borrower and, if applicable, each General Partner have not at any time since their formation commingled, and except for deposits into and withdrawals from the Revenue Account, will not commingle, their respective assets with those of any other Person. Except for the Revenue Account which is held jointly in the name of each entity comprising Borrower, Borrower has, at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts, payroll and separate books of account.

               (v) Borrower and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets.

               (vi) Borrower and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities. Borrower and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

               (vii) Borrower and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

               (viii) Borrower (A) does not own and will not own any encumbered asset other than the Subject Properties, (B) is not engaged and will not engage in any business other than the ownership, management and operation of the Subject Properties, (C) will not enter into any contract or agreement with any Affiliate of Borrower or, if applicable, any Affiliate of a General Partner except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate, (D) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, and (E) has not made and will not make any loans or advances to any Person (including any Affiliate).

               (ix) Borrower will not change its name or principal place of business.

               (x) Borrower does not have, and will not have, any subsidiaries.

               (xi) Borrower will preserve and maintain its existence as a limited liability company under its respective state of formation and all material rights, privileges, tradenames and franchises.

               (xii) Neither Borrower, nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). Borrower, will not acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

               (xiii) Borrower has not at any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of its partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons. Borrower has not at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates. Borrower has not at any time since its formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons. Borrower has no known contingent liabilities nor does it have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than obligations incurred in the ordinary course of the operation of the Subject Properties and other than obligations under the Loan Document.

               (xiv) Borrower has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

          (h) No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Borrower is not in default in the payment or performance of any of its Contractual Obligations in any respect.

          (i) Governmental Consents and Approvals. Borrower and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Borrower or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

          (j) Investment Company Act Status. Borrower is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (k) Compliance with Law. Borrower is and shall remain in compliance in all material respects with all Legal Requirements to which it is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA.

          (l)  Financial Information.   All financial data that has been
delivered by Borrower to Lender (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby as of the date on which the same shall have been furnished, and (iii) has been prepared on a cash basis in accordance with sound accounting principles consistently applied (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered. As of the date hereof, neither Borrower nor, if applicable, any General Partner, has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender; since the date of the last financial statements delivered by Borrower to Lender except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Borrower nor, if applicable, any General Partner, or in the results of operations of Borrower which would have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

          (m) Transaction Brokerage Fees. Borrower has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except for Lender and its Affiliates. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full contemporaneously with the execution of the Loan Documents and the funding of the Loan. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection shall survive the repayment of the Debt.

          (n) Federal Reserve Regulations. No part of the proceeds of any Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

          (o) Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

          (p) Solvency; No Bankruptcy. Each of Borrower and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower's assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Borrower does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

          (q) Use of Proceeds. The proceeds of the Loan shall be applied by Borrower to, inter alia, (i) satisfy certain mortgage loans presently encumbering all or a part of the applicable Subject Property or to be purchased with such proceeds, (ii) fund the Leasing Replacement Account and any other reserve required by Lender in connection with a particular Loan,
(iii) purchase the Subject Property (as to any subsequent property), (iv) pay certain transaction costs incurred by Borrower in connection with the Loan and (v) for any other business purposes approved by Lender. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

          (r) Tax Filings. Borrower and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and, if applicable, the General Partners. Borrower and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of Borrower and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

          (s) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (t)  ERISA.

               (i) The assets of Borrower and Guarantor are not and will not become treated as "plan assets", whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this subsection. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Borrower, Guarantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

               (ii) Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer's Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

                    (A) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
               Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

                    (B) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

                    (C) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                    (D) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                    (F) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

                    (G) the imposition of a lien or a security interest in connection with a Plan.

               (iii) Borrower shall not knowingly engage in or permit any transaction in connection with which Borrower, Guarantor or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(1) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Borrower or Guarantor to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower, Guarantor or any ERISA Affiliate.

          (u) Labor Matters. Borrower is not a party to any collective bargaining agreements.

     Section 6.02   Financial Reports.

          (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, on a cash basis in accordance with sound accounting principles consistently applied (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting books and records, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

          (b) Borrower will furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, with a complete copy of Borrower's financial statement certified to be true, correct and complete by a certified public accountant acceptable to Lender and prepared on a cash basis in accordance with sound accounting principles consistently applied (or such other accounting basis reasonably acceptable to Lender) covering all of the financial affairs of Borrower and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower's equity. Together with Borrower's annual financial statements, Borrower shall supplement the combined financial statement with information on a property by-property basis that was used in the preparation of the combined statement and shall furnish to Lender an Officer's Certificate certifying as of the date thereof (i) that the annual financial statements accurately represent the results of operation and financial condition of Borrower (or, in the case of a combined financial statement, the results of operation and financial condition of Borrower) all in accordance with sound accounting principles consistently applied, and (ii) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

          (c) Borrower shall furnish to Lender, within fifteen (15) days following the end of each calendar quarter, income and expense statements and an updated rent roll with respect to each of the Mortgaged Properties, in each case certified by Borrower to be true and correct.
          (d) Borrower shall furnish Lender, within thirty (30) days after Lender's request therefor, with such further detailed information with respect to the financial affairs of Borrower as may be reasonably requested by Lender.

     Section 6.03 Litigation. Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which might have a Material Adverse Effect.


                       ARTICLE VII.  EVENTS OF DEFAULT

     Section 7.01 Events of Default. If any Event of Default shall occur and be continuing then, and in any such event, and in addition to any other rights or remedies Lender may have hereunder, under any other Loan Document, including, without limitation, pursuant to Section 13.02 of the Mortgages, or at law or equity, (A) if such event is an Event of Default specified in
Section 13.01(i) of the Mortgages, the Commitment hereunder shall immediately terminate and the outstanding principal amount of the Note together with accrued and unpaid interest thereon and all other amounts owing under this Agreement and the Note shall immediately become due and payable, and (B) if such event is any other Event of Default, Lender may, by written notice of default to Borrower, terminate the Commitment hereunder and/or declare the outstanding principal amount of the Note, together with accrued and unpaid interest thereon and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above herein or in any of the other Loan Documents, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Borrower.


                        ARTICLE VIII.  MISCELLANEOUS

     Section 8.01 Notices. All notices, requests and other communications to any party hereunder or under the Note shall be given in the manner and to the address of each party as set forth in Article XI of the Mortgages.

     Section 8.02 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement in accordance with the terms and conditions of any of the Loan Documents to which it is party, or of the Mortgage Loans, Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Borrower. In such event, the appropriate entity shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at the office of Lender designated for receipt of payments of principal and interest on the Loan, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume and shall never have, except by express written consent, any liability or responsibility for the performance of any duties of Borrower hereunder, or under or in connection with any of the other Loan Documents.

     Section 8.03 No Oral Change. The terms of this Agreement, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loans. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     Section 8.04 No Waiver: Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under the other Loan Documents and no course of dealing between Borrower and Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies provided by law. The giving of notice to or demand on Borrower, which notice or demand is not required hereunder or under the other Loan Documents, shall not entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights, remedies, powers or privileges of Lender in any circumstances not requiring notice or demand.

     Section 8.05 Fees and Expenses. Borrower agrees to pay or reimburse Lender for:

          (a) all reasonable expenses (including, without limitation, the fees, which shall not exceed $50,000, and the reasonable disbursements of Swidler & Berlin, Chartered and any local counsel retained by Lender) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement:

          (b) all reasonable expenses (including, without limitation, the fees, which shall not exceed $10,000 per Mortgage Loan, and the reasonable disbursements of Swidler & Berlin, Chartered) incurred in connection with the closing of each Mortgage Loan;

          (c) all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with any Default and any enforcement or collection proceedings resulting therefrom including, without limitation, in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving Borrower or a "workout" of the Loans, as applicable, or in connection with any seizure or sale of any Subject Property or any related or similar proceedings;

          (d) all Taxes, and all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any other Loan Documents or any other document referred to herein or therein, and all costs, expenses, Taxes and other charges incurred in connection with any filing, registration, recording or perfection of any security interest or Lien contemplated by this Agreement, any other Loan Documents or any document referred to therein; and

          (e) all Taxes and assessments, recording fees, registration taxes, title insurance premiums, appraisal fees, costs of surveys, fees of third-party consultants and all other fees and expenses reasonably incurred by Lender in connection with any Subject Property, all of which sums shall be paid on demand with interest thereon at the Default Rate.

     Section 8.06 Indemnification. Borrower agrees to indemnify Lender and its respective directors, officers, attorneys, employees and agents from, and to hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (in contract, tort or otherwise) incurred by any of them, as incurred, arising out of or by reason of any claim of any Person relating to or arising out of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby or resulting from the ownership or financing of any Subject Property or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement or any other Loan Document or any actual or proposed use by Borrower of any of the proceeds of any of the Loans (including, without limitation, the reasonable fees and disbursements of counsel), but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Person to be indemnified hereunder. Notwithstanding any other provision of this Agreement, the obligation of Borrower under this
Section 8.06 shall survive the repayment of the Loans.

     Section 8.07 Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement or the Note without the prior written consent of Lender.

     Section 8.08 Participations. Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any portion or all of the Loan. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder, and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement. Any agreement pursuant to which Lender may grant such a participating interest shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that Lender will not agree to any modification, amendment or waiver of this Agreement (a) which increases or decreases the Commitment, (b) reduces the principal of or rate of interest on the Loan or fees hereunder or (c) postpones the date fixed for any payment of principal of or interest on the Loan or any fees hereunder without the consent of the Participant. Lender shall have the right to deliver from time to time to any Participant or prospective Participant copies of all financial and other information in the possession of Payee with respect to any Loan, the Borrower, any guarantor or any other related person or entity, all of which information may be retained by such Participant and/or prospective Participant.

     Section 8.09 Assignments. Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement executed by such Assignee and Lender, with (and subject to) the subscribed consent of Borrower, which shall not be unreasonably withheld; provided that if an Assignee is an Affiliate of Lender, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to Lender of an amount equal to the purchase price agreed between Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section 8.09, Lender and Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In addition to the foregoing, Lender may assign or transfer any of its rights or obligations hereunder and under the Note to an Affiliate or other branch of Lender.

     Section 8.10   Governing Law.

          (a) This Agreement was negotiated and executed in New York, and the proceeds of the Note delivered pursuant hereto will be disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant to the Mortgages and pursuant to the other Loan Documents shall be governed by and construed according to the law of the State in which the Subject Property is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Debt or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and this Agreement shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

          (b) Any legal suit, action or proceeding against Borrower or Payee arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Borrower mailed or delivered to Maker in the manner provided in Section 8.01 hereof, shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to the Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

     Section 8. 11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which shall together constitute one and the same agreement.

     Section 8.12 Waiver of Counterclaim, Etc. BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE DEBT.

     Section 8.13 Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Agreement, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

     Section 8.14 Right of Setoff. In addition to any other rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default, Borrower hereby authorizes Lender and each Affiliate of Lender at any time or from time to time, without presentment, demand, protest or other notice of other kind to Borrower or any other Person, each of which is hereby expressly waived by Borrower, to the extent permitted by applicable law, to set-off and appropriate and apply any and all deposits (general or special) in any currency and any amount owing from Lender to Borrower, to any amount owing by Borrower hereunder and under the other Loan Documents to which it is a party to Lender.

     Section 8.15   Confidentiality.   Except as provided herein to the
contrary, all correspondence from Lender to Borrower and all of the Loan Documents are confidential and may not be shown by Borrower to or discussed by Borrower with any third party (other than on a confidential basis with Borrower's legal counsel and independent public accountants and Borrower's investors) without Lender's prior written consent.

     Section 8.16 Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 8.17 Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

     Section 8.18 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

     Section 8.19 Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

     Section 8.20 Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Agreement are hereby waived to the full extent permitted by Legal Requirements.

     Section 8.21 Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

     Section 8.22 No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of a borrower and a lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender.

     Section 8.23 Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

     Section 8.24 Publicity. All promotional news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or any of its Affiliates without the prior written approval of Lender or its Affiliates, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Lender shall be authorized to provide information relating to the Loans and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law.

     Section 8.25   Securitization.   In the event the Loans or any portion
thereof are to be included as an asset of a Securitization, Borrower, without cost to Borrower (except any costs incurred by Borrower in connection with its representation by legal counsel), shall, at the request of Lender, promptly, but in any event within ten (10) Business Days of Lender's request
(a) amend the Loan Documents with respect to those Loans which are to be included in the Securitization to extend the maturity date thereof for a period to be determined by Lender in its sole discretion which shall in no event be more than two (2) additional years, (b) split the Note into two or more notes with principal balances aggregating not more than $70,000,000, (c) amend any cross-default provisions and/or cross-collateralization provisions in the Loan Documents so that any Loans or portions thereof which are not to be included as an asset in the Securitization shall not be cross-defaulted or cross-collateralized with any Loans or portions thereof which are not to be included within such Securitization and (d) amend the Loan Documents and enter into additional Loan Documents as may be reasonably requested by Lender, provided, that no such amendments or additional documentation shall materially and adversely affect Borrower.

     Section 8.26 Offsets, Counterclaims and Defenses. Any assignee of this Agreement, the Mortgage, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Mortgages, the Assignment or the Note which Borrower may otherwise have against any assignor of this Agreement, the Mortgages, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Mortgages, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     Section 8.27 Headings; Construction of Documents: etc. The table of contents, headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that neither this Agreement nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

     Section 8.28.  Joint and Several.

     If Borrower consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                              BORROWER:


                              AP - ANAHEIM LLC
                              a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        _______________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              AP - ARLINGTON LLC,
                               a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        ________________________________
                                        Name:  Donald G. Abbey
                                        Title: President


                   [Signatures Continue on Following Page]

                              AP - ATLANTIC LLC,
                              a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        __________________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              AP - CITYVIEW LLC,
                              a California liability company
                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        ________________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              AP - REDLANDS LLC
                              a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        ________________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              AP - PALMDALE LLC,
                               a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        _________________________________
                                        Name:  Donald G. Abbey
                                        Title: President


                   [Signatures Continue on Following Page]


                              AP - FARRELL RAMON LLC,
                               a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        _________________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              AP - SIERRA LLC,
                               a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        _________________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              AP - VICTORIA  LLC,
                              a California limited liability company

                              By:  Abbey Investments, Inc., a California
                                   corporation, its Manager


                                   By:  /s/ Donald G Abbey
                                        ________________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              AP - VICTORVILLE LLC,
                              a Delaware limited liability company

                              By:  DA Investments Properties, Inc.,
                                    a Delaware corporation, its Manager


                                   By:  /s/ Donald G. Abbey
                                        _______________________________
                                        Name:  Donald G. Abbey
                                        Title: President

                              MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK


                              By:   /s/ L. Blume
                                   __________________________________
                                   Name:  L. Blume
                                   Title: Vice President


                              By:  /s/ Benjamin J. Costello
                                   __________________________________
                              Name:  Benjamin J. Costello
                              Title: Vice President

                                  EXHIBIT A

                              BORROWING REQUEST

From:     _____________________________
     12383 Lewis Street
     Suite 200
     Garden Grove, California  92640

To:       Morgan Guaranty Trust Company of New York
          c/o J.P. Morgan Securities Inc.,
               its agent
          60 Wall Street, l8th Floor
          New York, New York 10260

     1. ______________________ ("Borrower") requests a Borrowing from MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Lender") pursuant to the Revolving Credit Agreement, dated August ___, 1997 between Borrower and Lender (as the same may be amended from time to time, the "Agreement"). Capitalized terms used herein and defined in the Agreement shall be used herein as so defined.

     2.   Borrowing requested:

          (a) Borrower hereby requests a Borrowing in the principal amount of $ ______________________; and

          (b)  Requested Borrowing Date: ________________, 199__

     3.   The undersigned officer of Borrower represents and warrants to
Lender:

          (a)  no Default has occurred and is continuing; and

          (b) no change or event which has a Material Adverse Effect has occurred.

     4. The representations and warranties of Borrower contained in the Agreement and those contained in each other Loan Document to which Borrower is a party are true and correct in all respects on and as of the date hereof.

     IN WITNESS WHEREOF, Borrower has caused this request to be duly executed by its officer thereunto duly authorized, as of ________________________.


                              ____________________________________

                              By:  _________________________________



                              By:  _______________________________

                              Name:
                              Title:

                                EXHIBIT  A-2

                        PRELIMINARY BORROWING REQUEST

From:     ________________________
     12383 Lewis Street
     Suite 200
     Garden Grove, California  92640


To:       Morgan Guaranty Trust Company of New York
          c/o J.P. Morgan Securities Inc.,
               its agent
          60 Wall Street, l8th Floor
          New York, New York 10260



     1.   _______________________, a  _____________________ ("Borrower")
hereby submits for your approval a preliminary request for a Borrowing from MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Lender") pursuant to the Revolving Credit Agreement, dated as of August ___, 1997 between Borrower and Lender (as the same may be amended from time to time, the "Agreement"). Capitalized terms used herein and defined in the Agreement shall be used herein as so defined.

     2.   Borrowing requested:

               (a) Borrower hereby requests a Borrowing in the principal amount of $ ________________________; and


               (b)  Requested Borrowing Date: on or about , 199_.

     3.   The undersigned officer of Borrower represents and warrants to
Lender:

               (a) each of the documents, instruments and agreements required to be delivered pursuant to Section 2.01(c) of the Agreement has been previously delivered to you or accompanies this request, and each such document, instrument and agreement is either the original or a true and accurate copy thereof and has not been amended, modified or terminated since the date submitted to you;

               (b) no Default has occurred and is continuing under the Agreement;

               (c)  no change or event which constitutes a Material Adverse
Effect

     4. The representations and warranties of Borrower contained in the Agreement and those contained in each other Loan Document to which Borrower is a party are true and correct in all respects on and as of the date hereof.

     IN WITNESS WHEREOF, Borrower has caused this request to be duly executed by its officer thereunto duly authorized, as of _____________________.


                    BORROWER


                    By:  _________________________________________
                    Name:
                    Title:

                                 Schedule I



Document No.   Item

     1.   Checklist of Credit File Contents
     2.   Loan Summary Memorandum
     3.   Exhibit 1 - Site Plan or Building Layout/Floor Plan
     4.   Exhibit 2 - Color Photographs
     5. Exhibit 3 - Property Operating Statements (2 prior years), current year-to date and budget or trailing 12 - Months
     6. Exhibit 4 - Rent Roll (or other evidence of leasing status) and Lender rent roll form, if applicable
     7.   Exhibit 5 - Capital Expenditures Schedule and Budget
     8.   Signed Tenant Estoppel Certificates for commercial leases only
     9.   Appraisals (2 originals and 1 copy) to be ordered by Lender
     10. Environmental Site Assessment (2 originals and 1 copy) to be ordered by Lender
     11. Physical Assessment Report (2 originals and 1 copy) to be ordered by Lender
     12.  Seismic (2 originals) to be ordered by Lender
     13.  Site inspection - to be ordered by Lender
     14.  Real Estate Tax Bills (2 years)
     15.  Monthly Occupancy History (2 years)
     16.  Tenant Delinquency Report (1 year)
     17.  Standard Lease Form - all properties except Hotel and Nursing Home
     18.  Executed Ground Lease - if applicable
     19.  Tenant Leases - Retail, Industrial, Office only
     20.  Financial Statements for Tenants - Retail, Industrial, Office only
     21. List of all current tenant concessions - Retail, Industrial, Office only
     22.  Sales History (2 years) for Anchor Tenants and other Major Tenants
          - Retail only
     23.  Updated Rent Roll - Multifamily and Self-Storage only
     24.  Termite Inspection Report - Multifamily only
     25.  Executed Property Management Agreement
     26.  All known current property code violations for the Mortgaged
          Property
     27.  All known current litigation for the Mortgaged Property
     28.  Property Insurance Policies and Paid Receipts
     29.  Certificates of Occupancy
     30.  Licenses and Permits
     31.  Evidence of Zoning
     32. Major Vendor/Service Contracts and Equipment Leases - Hotel, Congregate Care and Nursing Home only
     33.  Letter of Rebuildability, if legal non-conforming use

                                 Schedule II

                      APPROVED PROFESSIONAL CONSULTANTS





FIRM NAME                     CONTACT NAME             CONTACT NUMBER
---------                     ------------             --------------

                                 APPRAISERS

CB Commercial                 Ron Neyhart              (770) 851-7874
Cushman & Wakefield           Bruce Kellogg            (404) 853-5227


                   ENGINEERS AND ENVIRONMENTAL CONSULTANTS

Aaron & Wright                Richard Dagnall          (312) 573-0327
Certified Environments Inc.   Gregory F. Paulay        (301) 622-7100
Eckland Consultants           Bob Splain               (214) 490-4010
EMG                           Fritzi Beale             (410) 785-6200
Law Engineering               Steve Taylor             (214) 934-0800
Property Solutions, Inc.      Tim Downes               (609) 764-6000



                             SEISMIC CONSULTANTS

Dames & Moore                 Craig Tillman            (714) 433-2000
Eckland Consultants           Sterling Ault            (520) 577-0108
Project Resources Inc.        Noreen L. Clindinning    (619) 505-1000